EXHIBIT 10.2

TRANSITION aGREEMENT

RECITALS

This Transition Agreement (the “Agreement”) is made by and between Gordon R. Arnold (the “Executive”) and Sierra Monitor Corporation (“Sierra Monitor” or the “Company”), together with its subsidiaries, the “Sierra Monitor Group”) (and Executive together with Sierra Monitor, the “Parties”).

WHEREAS, Executive has been serving as Sierra Monitor’s Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”);

WHEREAS, Executive and Sierra Monitor entered into a Change of Control and Severance Agreement dated April 2, 2012 (the “Change of Control Agreement”);

WHEREAS, Executive and Sierra Monitor have entered into a proprietary information and company confidential agreement dated September 22, 1983 (the “Confidentiality Agreement”);

WHEREAS, the Parties wish to provide for Executive’s orderly transition of his day-to-day leadership of Sierra Monitor in connection with the hiring of new senior leadership and wish to continue Executive’s employment as Executive Chairman through July 1, 2017 (the “Transition Period”), pursuant to the terms of the Change of Control Agreement;

WHEREAS, the Parties mutually desire to have the Executive remain on the Board; and

WHEREAS, at the end of the Transition Period, the Parties wish to confirm the absence of, or resolve any and all, disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releases as defined in the Release in Appendix A, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company (the “Release Agreement”).

NOW, THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1.            Title and Duties.

(a)          Employment. As of the Effective Date, Executive will continue to serve as Executive Chairman and Chairman of the Board through the Transition Period the last day of the Transition Period being the Executive’s “Separation Date”. During the Transition Period, Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within Sierra Monitor, as may be reasonably be assigned to him from time-to-time. During the Transition Period, Executive will perform his duties faithfully and to the best of his ability. For the duration of the Transition Period, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board of Sierra Monitor. Notwithstanding anything herein to the contrary, Executive’s employment with the Company during the Transition Period shall continue to be at-will.

(b)          Member of the Board of Directors. As of the Effective Date, Executive will continue to serve as a member of the Board through the Transition Period and, subject to the Company’s and Executive’s mutual determination, beyond the Transition Period.

2.            Compensation.

(a)          Compensation During the Transition Period. During the Transition Period, Sierra Monitor will pay Executive as compensation for his services a base salary at the annualized rate of $250,000 (the “Base Salary”). The Base Salary will be paid periodically in accordance with Sierra Monitor’s normal payroll practices and be subject to the usual, required withholding.

(b)          Stock Options.

(i)          Upon the employment start date of the new senior leadership, Executive will be granted a stock option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the date of grant (the “Transition Option”). The Transition Option will vest as to 1/36th of the shares on the first month following the grant date (on the same day of the month as the grant date) and as to 1/36th of the shares subject to the Transition Option each month thereafter, so that the Transition Option will be fully vested and exercisable 3 years following the grant date, subject to Executive continuing to provide services to the Company through the relevant vesting dates; provided however, in the event of (i) a Change of Control, as such term is defined in the Change of Control Agreement, or (ii) the Executive’s termination from employment for any reason, other than Cause, as such term is defined in the Change of Control Agreement, the Executive will be entitled to accelerated vesting of one hundred percent (100%) of the then unvested portion of the Transition Option. The Transition Option will be subject to the terms, definitions and provisions of the Company’s 2006 Stock Plan (the “Stock Plan”) and the stock option agreement by and between Executive and the Company (the “Option Agreement”), both of which documents are incorporated herein by reference.

(ii)         All of Executive’s other outstanding stock options or other equity (“Options”) will continue to vest through the Transition Period in accordance with the applicable vesting schedule(s), and the terms and conditions of the Stock Plan and the applicable option agreement under which each such Option was granted, subject to Section 2(d) below.

(c)          Employee Benefits. During the Transition Period, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by Sierra Monitor of general applicability to other executive officers of Sierra Monitor. During the Transition Period, Executive also will be eligible to accrue vacation at the same rate in which he accrues vacation as of immediately prior to the Effective Time. Sierra Monitor reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

(d)          Severance and Change of Control. During the Transition Period, Executive will continue to be eligible for the severance and change of control benefits set forth in the Change of Control Agreement (to the extent applicable). In addition, during the Transition Period, Executive will be entitled to any severance and/or change of control benefits approved by the Board of Sierra Monitor for other Sierra Monitor’s senior executive officers generally but only to the extent such benefits provide a benefit to Executive that is greater, in the aggregate, than the benefit to which he otherwise would receive under the Change of Control Agreement determined as of the time of termination.

(e)          Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder during the Transition Period, in accordance with the Company’s expense reimbursement policy in effect from time to time.

3.            Resignation. On the Separation Date, Executive will be deemed to have resigned voluntarily from all Company positions held by him, without any further required action by the Executive; provided however, if the Company requests, Executive will execute any documents necessary to reflect his resignation.

4.            Confidential Information. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of Sierra Monitor and shall continue to comply with the terms and conditions of the Confidentiality Agreement. Such information includes, but is not limited to, all customer lists, prospects, business processes, business models, equipment, records, data, notes, reports, proposals, correspondence, specifications, drawings, blueprints, sketches, materials, or other documents or property belonging to Sierra Monitor.

5.            No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against Sierra Monitor or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against Sierra Monitor or any other person or entity referred to herein.

6.            Arbitration. In accordance with Section 8 of the Change of Control Agreement, any and all controversies, claims, or disputes with anyone (including Sierra Monitor and any employee, officer, director, shareholder or benefit plan of Sierra Monitor in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive’s employment with Sierra Monitor or the termination of his employment with the Sierra Monitor, including any breach of this Agreement, shall be subject to binding arbitration as set forth therein.

7.            Authority. Sierra Monitor represents and warrants that the undersigned has the authority to act on behalf of Sierra Monitor and to bind Sierra Monitor and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

8.            No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

9.            Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the validity of the other provisions of this Agreement shall not be impaired. If any provision of this Agreement shall be deemed invalid as to its scope, then, notwithstanding such invalidity, such provision shall be valid to the fullest extent permitted by law, and the parties agree that, if any court or arbitrator makes such a determination, such court or arbitrator shall have the power to modify the duration, scope and/or area of such provision and/or to delete specific words and phrases by “blue penciling” and, in its reduced or blue penciled form, to enforce such provision to the fullest extent permitted by law.

10.           Entire Agreement. This Agreement, the Release Agreement, the Change of Control Agreement, the Confidentiality Agreement, the Indemnification Agreement, and the agreements relating to the Options, and the Stock Plan and Option Agreement, constitute the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and all prior representations, understandings, and agreements concerning the subject matter of this Agreement have been superseded by the terms of this Agreement.

11.           No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

12.           No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by Executive for himself and by a member of Sierra Monitor’s Board of Directors. No provision of this Agreement can be changed, altered, modified, or waived except by an executed writing by the Parties.

13.          Governing Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

14.          Effective Date. Executive understands that this Agreement shall be null and void if not executed by him within seven (7) days. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

15.          Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

16.          Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)          They have read this Agreement;

(b)          They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)          They understand the terms and consequences of this Agreement and of the releases it contains; and

(d)          They are fully aware of the legal and binding effect of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

SIERRA MONITOR CORPORATION

Dated: July 7, 2014	By
C. Richard Kramlich
Member of the Board of Directors of
Sierra Monitor Corporation

AGREED:

GORDON R. ARNOLD, an individual

Dated: July 7, 2014
Gordon R. Arnold

APPENDIX A

SUPPLEMENTAL SEPARATION AND GENERAL RELEASE AGREEMENT

This Supplemental Separation and General Release Agreement (the “Release Agreement”) is made by and between Sierra Monitor Corporation (the “Company” together with its subsidiaries, the “Sierra Monitor Group”) and Gordon R. Arnold (the “Executive”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Executive was employed with the Company;

WHEREAS, in consideration for this Release Agreement, the Company and Executive agreed to a transition period from July 7, 2014 through July 1, 2017 (the “Transition Period”) as evidenced by the terms of the Transition Agreement that Executive signed on July 7, 2014 (the “Agreement”) which shall remain in full force and effect and is fully incorporated herein except to the extent it is not consistent with this Release Agreement;

WHEREAS, Executive’s employment with the Company terminated effective [ENTER DATE] (the “Separation Date”); and

WHEREAS, Executive shall be entitled to elect continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) within the time period prescribed pursuant to COBRA.

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

1.            Payment of Salary. Executive acknowledges and represents that, through the Effective Date of this Release Agreement, the Sierra Monitor Group has paid Executive all salary, wages, bonuses, commissions, profit-sharing, reimbursable expenses, interest, all equity awards, including, without limitation, stock, stock options, restricted stock and restricted stock units, outplacement costs, fees and any and all other benefits and compensation due to Executive.

2.            Confidentiality. The Parties acknowledge that Executive’s agreement to keep the terms and conditions of this Supplemental Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Executive hereto agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, the consideration for this Agreement, and any allegations relating to the Sierra Monitor Group or his employment with the Sierra Monitor Group except as otherwise provided for in this Agreement (hereinafter collectively referred to as “Settlement Information”). Executive agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Executive agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

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3.            Covenants. Executive agrees to abide by and acknowledges that he is bound by the covenants set forth in the Change of Control Agreement and the Confidentiality Agreement, including, without limitation, the non-solicitation and non-disparagement covenants set forth in Sections 10 and 11 of the Change of Control Agreement.

4.            Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of any and all outstanding obligations under any applicable law owed to Executive by the Sierra Monitor Group and their current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, related corporations and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, under any applicable law, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Release Agreement, including, without limitation:

(a)          any and all claims relating to or arising from Executive’s employment relationship with the Sierra Monitor Group and the termination of those relationships;

(b)          any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of Sierra Monitor or any member of the Sierra Monitor Group, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable corporate law, and securities fraud under any applicable law;

(c)          any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d)          any and all claims for violation of laws under any foreign jurisdiction, including, but not limited to, the United States, any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; the California Fair Employment and Housing Act; and the Utah Antidiscrimination Act;

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(e)          any and all claims for violation of the federal or any state constitution;

(f)          any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)          any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Release Agreement or otherwise during Executive’s employment with the Sierra Monitor Group; and

(h)          any and all claims for attorneys’ fees and costs.

(i)          Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Release Agreement. Where applicable, this release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against Sierra Monitor (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Sierra Monitor Group; Executive’s release of claims herein bars Executive from recovering such monetary relief from any member of the Sierra Monitor Group). Executive represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

5.            Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Release Agreement; (b) he has twenty-one (21) days within which to consider this Release Agreement; (c) he has seven (7) days following his execution of this Release Agreement to revoke this Release Agreement; (d) this Release Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Release Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Release Agreement and returns it to Sierra Monitor in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Release Agreement. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

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6.            California Civil Code Section 1542; Release of Unknown Claims. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7.            Cooperation. Executive agrees to cooperate as reasonably necessary in defense of any actual or potential obligation, claim, demand, judgment, recovery, dispute, lawsuit, subpoena or grievance (collectively “Disputes”) initiated or currently in progress against the Sierra Monitor Group, even if he is not named as a party. Such cooperation shall include, without limitation, making himself available, upon reasonable notice, to Sierra Monitor and its counsel to provide information relating to such Disputes and appearing for depositions, trial, settlement negotiations, or other activities in defense of the Disputes as requested by the Sierra Monitor and/or its counsel. In addition, Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Release Agreement. Executive agrees both to immediately notify Sierra Monitor upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

8.            No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Sierra Monitor Group or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Sierra Monitor Group or any other person or entity referred to herein.

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9.            Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Release Agreement.

10.           Indemnification. Executive agrees to indemnify and hold harmless the Sierra Monitor Group from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys’ fees or expenses incurred by any member of the Sierra Monitor Group arising out of the breach of this Release Agreement by Executive, or any liabilities incurred by the Sierra Monitor Group arising out of obligations of Executive as set forth herein, or from any false representation made herein by Executive, or from any action or proceeding which may be commenced, prosecuted or threatened by Executive or for Executive’s benefit, upon Executive’s initiative, or with Executive’s aid or approval, contrary to the provisions of this Release Agreement. Executive further agrees that in any such action or proceeding, this Release Agreement may be pled by any member of the Sierra Monitor Group as a complete defense, or may be asserted by way of counterclaim or cross-claim.

11.          Arbitration. In accordance with Section 8 of the Change of Control Agreement, any and all controversies, claims, or disputes with anyone (including Sierra Monitor and any employee, officer, director, shareholder or benefit plan of Sierra Monitor in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive’s employment with the Sierra Monitor Group or the termination of his employment with the Sierra Monitor Group, including any breach of this Agreement, shall be subject to binding arbitration as set forth therein.

12.          Authority. Sierra Monitor represents and warrants that the undersigned has the authority to act on behalf of Sierra Monitor and to bind the Sierra Monitor Group and all who may claim through it to the terms and conditions of this Release Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Release Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

13.          No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Release Agreement. Neither party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Release Agreement.

14.          Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the validity of the other provisions of this Release Agreement shall not be impaired. If any provision of this Release Agreement shall be deemed invalid as to its scope, then, notwithstanding such invalidity, such provision shall be valid to the fullest extent permitted by law, and the parties agree that, if any court or arbitrator makes such a determination, such court or arbitrator shall have the power to modify the duration, scope and/or area of such provision and/or to delete specific words and phrases by “blue penciling” and, in its reduced or blue penciled form, to enforce such provision to the fullest extent permitted by law.

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15.          Entire Agreement. This Release Agreement, the Agreement, the Change of Control Agreement, the Confidentiality Agreement, the Indemnification Agreement, and the agreements relating to the Options, and the Stock Plan and Option Agreement, constitute the entire agreement and understanding between the Parties concerning the subject matter of this Release Agreement and all prior representations, understandings, and agreements concerning the subject matter of this Release Agreement have been superseded by the terms of this Release Agreement.

16.          No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Release Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Release Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Release Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

17.          No Oral Modification. Any modification or amendment of this Release Agreement, or additional obligation assumed by either party in connection with this Release Agreement, shall be effective only if placed in writing and signed by Executive for himself and by a member of Sierra Monitor’s Board of Directors. No provision of this Release Agreement can be changed, altered, modified, or waived except by an executed writing by the Parties.

18.          Governing Law. This Release Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

19.          Attorneys’ Fees. In the event that any Party brings an action to enforce or effect its rights under this Release Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

20.          Effective Date. Executive understands that this Release Agreement shall be null and void if not executed by him within twenty one (21) days. Each Party has seven (7) days after that Party signs this Release Agreement to revoke it. This Release Agreement will become effective on the eighth (8th) day after Executive signed this Release Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

21.          Counterparts. This Release Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

22.          Voluntary Execution of Agreement. This Release Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)          They have read this Release Agreement;

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(b)          They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)          They understand the terms and consequences of this Release Agreement and of the releases it contains; and

(d)          They are fully aware of the legal and binding effect of this Release Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Release Agreement on the respective dates set forth below.

SIERRA MONITOR CORPORATION

Dated: _______________, 201__	By
[ENTER NAME]
Member of the Board of Directors of
Sierra Monitor Corporation

AGREED:

GORDON R. ARNOLD, an individual

Dated: _______________, 201__
Gordon R. Arnold

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